UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2008, TorreyPines Therapeutics, Inc., a Delaware Corporation, entered into an amended and restated employment agreement with our current acting Chief Executive Officer, Evelyn Graham. The amended and restated employment agreement amends and restates the employment agreement entered into between the Company and Ms. Graham on December 14, 2006 and is effective as of September 1, 2008, the date on which Ms. Graham became the acting Chief Executive Officer of TorreyPines Therapeutics, Inc.

This amended and restated agreement is for an indefinite term and may be terminated by Ms. Graham or us at any time, with or without cause. Ms. Graham’s amended and restated employment agreement provides for an initial annual base salary of not less than $350,000 and provides that she will be eligible to earn an annual performance bonus in an amount up to forty-five percent (45%) of her annual base salary, as determined by our Board of Directors.

Pursuant to the terms of Ms. Graham’s amended and restated employment agreement, in the event that Ms. Graham is terminated without cause or is terminated (either by us without cause or by the officer for good reason) three (3) months prior to or twelve (12) months after a change in control, Ms. Graham will be entitled to continue to receive for nine (9) months following the date of her termination or resignation (i) her base salary and (ii) an amount equal to one-twelfth (1/12th) of the greater of (a) the average of the last three annual bonuses paid to Ms. Graham by us prior to the date of termination or resignation, (b) the last annual bonus paid to Ms. Graham by us prior to the date of termination or resignation, or (c) if the termination occurs within the first twelve (12) months following October 3, 2008, forty-five percent (45%) of her base salary. Additionally, under those circumstances, the vesting of each of Ms. Graham’s equity awards will be treated as if Ms. Graham had completed an additional twelve (12) months of service immediately before the date on which her employment is terminated or she resigns.

If payments under the amended and restated employment agreement constitute Section 280G parachute payments that are subject to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), we will pay to Ms. Graham an amount equal to the higher of (i) a payment that is reduced so that there would be no excise tax under Section 4999 of the Code, or (ii) a payment (which shall be no more than the total parachute payments contemplated by the amended and restated employment agreement), which after taking into account all applicable taxes, would provide the individual with the largest payment amount on an after-tax basis.

A copy of Ms. Graham’s amended and restated employment agreement is filed as Exhibit 99.1 to this Form 8-K, the contents of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99.1	Amended and Restated Employment Agreement by and between Evelyn Graham and TorreyPines Therapeutics, Inc. dated October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: October 7, 2008	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Amended and Restated Employment Agreement by and between Evelyn Graham and TorreyPines Therapeutics, Inc. dated October 3, 2008.